Exhibit 10.3

                                                              EXECUTION COPY






               AGREEMENT OF PURCHASE AND SALE OF REAL PROPERTY

                                BY AND AMONG

                            MERITAGE CORPORATION,

                           MTH-HOMES NEVADA, INC.,

                      PERMA-BILT, A NEVADA CORPORATION

                                     AND

                       ZENITH NATIONAL INSURANCE CORP.



                            Dated October 7, 2002

               AGREEMENT OF PURCHASE AND SALE OF REAL PROPERTY


         This AGREEMENT OF PURCHASE AND SALE OF REAL PROPERTY (the "Agreement") is made as of October 7, 2002, by and among MERITAGE CORPORATION, a Maryland corporation ("Meritage or Parent"); MTH-HOMES NEVADA, INC., an Arizona corporation ("Buyer"); PERMA-BILT, a Nevada corporation ("Seller") and ZENITH NATIONAL INSURANCE CORP., a Delaware corporation ("Zenith"). Collectively, Seller and Zenith are referred to herein as "Selling Parties."

                                  RECITALS

         1. Pursuant to this Agreement, the Asset Agreement (as defined below) and the Master Agreement (as defined below), Buyer will acquire the Business.

         2. The parties to this Agreement have concurrently entered into a Master Transaction Agreement ("Master Agreement"), Agreement of Purchase and Sale of Assets ("Asset Agreement"), and Indemnification Agreement, all described in the Master Agreement. All capitalized terms contained herein but not otherwise defined will have the meaning ascribed to them in the Master Agreement.

         In consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties contained herein, the parties agree as follows:

                                 ARTICLE I
                     PURCHASE AND SALE OF REAL PROPERTY

         1.1 Agreement. This Agreement, together with the Master Agreement and Indemnification Agreement, each incorporated herein by reference, will constitute a binding contract on the part of Seller to sell and Buyer to purchase the real property assets of the Business.

         1.2 Real Property Assets to be Purchased. Upon the terms and subject to the conditions set forth herein and in the Master Agreement, and in reliance on the respective representations and warranties of the parties contained in the Master Agreement, at the Closing, Seller agrees to sell, convey, grant, assign, and transfer to Buyer and Buyer agrees to purchase, assume, and acquire from Seller all of the Real Property Assets. The "Real Property Assets" are the following, provided, however, that the Real Property Assets shall not include any Excluded Assets:

               A. All of Seller's right, title, and interest in and to all real property assets, whether or not disclosed on the Final Closing Balance Sheet, including all of Seller's right, title, and interest in and to all (1) land, and buildings, fixtures, and improvements located thereon or attached thereto; (2) lots under development and finished lots, and all houses under development, completed homes, and model homes (collectively, those assets under Clauses (1) and (2) are the "Owned Real Property"); (3) purchase contracts, and option agreements for the purchase of lots or land for development and related escrow instructions and deposits (the "Contracted Real Property"); and (4) to the extent transferable, easements, franchises, licenses, permits, and rights-of-way appurtenant to or otherwise benefiting, and all development rights, mineral rights, water rights, utility capacity reservations, and other rights and appurtenances affecting or pertaining to, the items described in Clauses (1), (2) and (3) (collectively, with the Owned Real Property and the Contracted Real Property, the "Real Property").
         Schedule 4.2 as referenced in Section 4.2 sets forth the Reports or a listing of the Reports in respect of the Real Property;

               B. To the extent transferable, all of Seller's rights, title, and interest in and to all rights and benefits in, to and under all
         (1) the contracts referred to in Section 1.2A(3) above; (2) sale agreements or other contracts and related escrow instructions and escrow deposits relating to the sale of lots, homes or other aspects of the Real Property; (3) contracts with suppliers, materialmen, contractors, subcontractors and others furnishing any work or materials to or for any of the Real Property; (4) reimbursement and indemnity agreements pertaining to or of any improvement, performance, payment, maintenance, fidelity, lien release, or other bonds, undertakings or similar sureties; (5) contracts with architects, designers, engineers, planners, environmental consultants, surveyors, and other consultants; (6) commission, listing and brokerage agreements; (7) office and storage leases; (8) management service and construction supervisor contracts or agreements; (9) model home furniture, fixtures and equipment leases and any model home lease or sale agreements; and
         (10) all rights under all contracts, agreements or understandings to which Seller is a party or by which Seller or any of its assets are bound that relate to Real Property Assets, excluding Excluded Contracts (collectively, the "Real Property Acquired Contracts");

               C. To the extent transferable, all of Seller's rights, title, and interest in and to all (1) architectural, building, and engineering designs, drawings, specifications, and plans; (2) all proprietary information or rights including any and all plans, and other project related information of prior and currently active real estate projects; (3) copyrights, whether registered or not, patents, trademarks, whether registered or not, and applications, registrations, and renewals with respect thereto; (4) goodwill associated therewith; and (5) all agreements or licenses relating thereto. The foregoing is hereinafter referred to as the "Real Property Intellectual Property;"

               D. To the extent transferable, all of Seller's right, title, and interest in and to all approvals, authorizations, certificates, consents, franchises, licenses, permits, rights, variances, subdivision maps, plans, entitlements, and waivers acquired, being acquired, applied for, or used, and all agreements with all environmental, feasibility, archeological, engineering, soils, and other reports of tests or inspections in respect of the Real Property, and any waivers, and approvals from or to any Governmental Authority, department, board, commission, bureau or any other entity or instrumentality, and other authorities in the nature thereof, all as related to the Real Property; and

               E. To the extent transferable, all of Seller's rights, title and interest in and to any manufacturer's, subcontractor's, supplier's, merchant's, repairmen's, or other third-party warranties, guarantees, and service or replacement programs relating to Assumed Construction Claims.

         1.3 Purchase Price. The purchase price to be paid by Buyer for the Real Property Assets will be as provided in Section 2.5 of the Master Agreement.

         1.4 Closing. Articles VII and VIII of the Master Agreement are incorporated herein by reference as applicable.

                                 ARTICLE II
             REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

         2.1 Incorporation by Reference. The representations and warranties contained in Article III of the Master Agreement are incorporated herein by reference.

                                ARTICLE III
                       REPRESENTATIONS AND WARRANTIES
                             OF SELLING PARTIES

         3.1 Incorporation by Reference. The representations and warranties contained in Article IV of the Master Agreement are incorporated herein by reference.

                                 ARTICLE IV
                     TITLE MATTERS ON EXISTING PROPERTY

         4.1 Escrow. An escrow for the Real Property portion of transactions described in the Master Agreement (the "Escrow") will be established with Stewart Title Company in Las Vegas (the "Escrow Agent" or "Title Company"), and Buyer and Seller shall share equally the cost thereof. The date that the executed copies of this Agreement and the Master Agreement are delivered to Escrow Agent is referred to in this Agreement as the "Opening Date." This Agreement and the provisions of the Master Agreement referenced herein constitute escrow instructions to Escrow Agent. If Escrow Agent, Seller or Buyer requires the execution of additional escrow instructions, Seller and Buyer agree to execute reasonable additional escrow instructions; provided, however, those instructions will be construed as applying only to Escrow Agent's engagement. If there are any conflicts between the terms of this Agreement or the Master Agreement, respectively, and the terms of the printed escrow instructions, the terms of this Agreement or the Master Agreement will control. If there are any conflicts between the terms of the Master Agreement, on the one hand, and the terms of this Agreement or any of the other Transaction Agreements, on the other hand, the terms of the Master Agreement will control.

         4.2 Title Matters.

               A. Title Report. Schedule 4.2 sets forth a copy of the current preliminary title reports or a list thereof (individually, a "Report," or collectively, the "Reports") for each parcel or parcels of Owned Real Property. Schedule 4.2 also lists each survey (the "Survey") in Seller's possession for the Real Property, a copy of which has been provided to Buyer.

               B. Title Supplements. If, prior to Closing, Escrow Agent issues a supplemental Report showing additional exceptions to title, other than exceptions arising in the ordinary course of the passage of time or the conduct of business, or arising due to acts or omissions of Parent or Buyer, or as set forth on any prior Report (a "Title Report Supplement"), Parent will have 10 days (a "Supplemental Title Review Period") from the date of receipt of the Title Report Supplement and a copy of each document referred to in the Title Report Supplement in which to give notice of dissatisfaction as to any additional exceptions to Seller. If Parent has not notified Seller of its dissatisfaction prior to the close of business on the 10th day following Parent's receipt of the Title Report Supplement, Parent and Buyer will be deemed to have accepted title subject to such additional exceptions.

               C. Approved Title Exceptions. Except for the list of title or survey objections shown by Parent or Buyer on Schedule 4.2C (the "Disapproved Title Exceptions"), the exceptions to title disclosed in each Report, and in any Title Report Supplement accepted by Parent pursuant to Section 4.2B, are referred to in this Agreement as the "Approved Title Exceptions." Nothing contained herein or in any other Transaction Agreement shall require any Selling Party to cure any Disapproved Title Exceptions.

               D. Title Policies. On the Closing Date, Seller will cause the Title Company or its title insurer to provide Buyer with (or to be irrevocably committed to provide to Buyer post-Closing) (i) a standard coverage owner's title policy (a "Title Policy") for the Owned Real Property, and (ii) a standard coverage owner's title commitment (a "Title Commitment") for the Contracted Real Property, in each case, issued by the Title Company or its title insurer, effective as of the Closing, naming Buyer as insured, in the amount of that portion of the Purchase Price allocated to such portion of the Real Property in accordance with the Master Agreement, insuring that the estate or interest described as the insured estate in each Report is vested in Buyer (in the case of the Owned Real Property) or is vested in the optionor or seller (in the case of the Contracted Real Property). Selling Parties will pay the premium of a standard coverage title policy for each Title Policy, and any nominal cost for obtaining each Title Commitment. Parent and Buyer will be responsible for the difference in premium between the standard coverage policy and any extended coverage that Buyer requires, as well as for the premium relating to any endorsements that Buyer or Parent is able to obtain. The Title Policy will include such endorsements issued by the Title Company as Parent may reasonably require, and Buyer shall obtain such endorsements as may be available from the Title Company without ALTA surveys at a commercially reasonable price to insure over the matters described in Section 4.13R of the Master Agreement, the cost of all of which endorsements will be borne by Buyer. Seller will use reasonable good faith efforts to satisfy all of the Title Company's customary requirements for the issuance of the Title Policies (at Seller's expense) and extended coverage and endorsements (at Buyer's expense), other than those, if any, within Buyer's or Parent's control.

               E. Title Insurance Indemnity. Seller agrees to deliver or cause Title Company to deliver to Buyer, prior to Closing, copies of all indemnities, affidavits or other agreements or documents executed and/or delivered or to be delivered by Selling Parties to the Title Company to induce the Title Company (i) to delete any exception to title shown in Schedule B to any Report, (ii) to remove any policy conditions or stipulations or exclusions from coverage as any may appear or be shown on the policy jacket or Schedule B of any Title Policy, or (iii) to issue any other endorsement or affirmative coverage of any nature with respect to any such exception to title, conditions or stipulations to coverage or any exclusions from coverage.

                                 ARTICLE V
        TITLE MATTERS AND OTHER MATTERS ON NEWLY ACQUIRED PROPERTIES

         Section 5.1 of the Master Agreement is incorporated herein by reference as applicable.

               5.1 Additional Real Property. Selling Parties hereby covenant and agree with Buyer and Parent that from the date hereof to the earlier of (i) Closing Date or (ii) termination of this Agreement Seller will not acquire or enter into any option or other agreement to acquire any real property.

                                 ARTICLE VI
                             GENERAL PROVISIONS

               6.1 Notices. All notices, consents, and other communications hereunder will be in writing and deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), or (c) when received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service (with delivery confirmation), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):

            If to Buyer:               Meritage Corporation
                                       6613 North Scottsdale Road,
                                       Suite 200
                                       Scottsdale, Arizona 85250
                                       Phone: (480) 998-8700
                                       Fax:  (480) 998-9162
                                       Attn: Chief Financial Officer

            With a copy to:            Snell & Wilmer L.L.P.
                                       One Arizona Center
                                       Phoenix, Arizona 85004-0001
                                       Phone: (602) 382-6252
                                       Fax:  (602) 382-6070
                                       Attn: Steven D. Pidgeon, Esq.

            If to Selling Parties:     Zenith National Insurance Corp.
                                       21255 Califa Street
                                       Woodland Hills, California 91367
                                       Phone: (818) 713-1000
                                       Fax:  (818) 710-1860
                                       Attn:  Stanley R. Zax

            With a copy to:            Skadden, Arps, Slate, Meagher & Flom LLP
                                       300 South Grand Avenue, Suite 3400
                                       Los Angeles, California 90071
                                       Phone: (213) 687-5000
                                       Fax:  (213) 687-5600
                                       Attn:  Joseph J. Giunta, Esq.

         6.2 Counterparts. This Agreement may be executed in any number of counterparts and each counterpart will constitute an original instrument, but all such separate counterparts will constitute one and the same agreement.

         6.3 Governing Law. The validity, construction, and enforceability of this Agreement will be governed in all respects by the laws of the State of Nevada, without regard to its conflict of laws rules.

         6.4 Assignment. This Agreement will not be assigned by operation of law or otherwise, (a) except that Buyer may assign all or any portion of its rights under this Agreement to any wholly owned subsidiary, but no such assignment will relieve Buyer or its successor or Parent of its primary liability for all obligations of Buyer and Parent, respectively, hereunder, and (b) except that this Agreement may be assigned by operation of law to any corporation or entity with or into which Buyer may be merged or consolidated or to which Buyer transfers all or substantially all of its assets, and such corporation or entity assumes this Agreement and all obligations and undertakings of Buyer hereunder, but no such assignment will relieve Buyer or its successor or Parent of their liability for the respective obligations of Buyer and Parent, respectively, hereunder. Any assignment in violation of the provisions of this Agreement will be null and void.

         6.5 Gender and Number. The masculine, feminine, or neuter pronouns used herein will be interpreted without regard to gender, and the use of the singular or plural will be deemed to include the other whenever the context so requires.

         6.6 Waiver of Provisions. The terms, covenants and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof will, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or waiver of the breach of any other provision, term or covenant of this Agreement.

         6.7 Costs. Except as otherwise provided in the Master Agreement, if any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees, accounting fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         6.8 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

         6.9 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired, or invalidated and the court will modify this Agreement or, in the absence thereof, the parties will negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         6.10 Binding Effect. Subject to the provisions and restrictions of
Section 6.4, the provisions of this Agreement are binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

         6.11 Construction. References in this Agreement to "Sections" and "Articles" are to the Sections and Articles in this Agreement, unless otherwise noted.

         6.12 Time Periods. Except as expressly provided for in this Agreement, the time for performance of any obligation or taking any action under this Agreement will be deemed to expire at 5:00 o'clock p.m. (Las Vegas, Nevada time) on the last day of the applicable time period provided for in this Agreement. If the time for the performance of any obligation or taking any action under this Agreement expires on a Saturday, Sunday or legal holiday, the time for performance or taking such action will be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

         6.13 Headings. The headings of this Agreement are for purposes of reference only and will not limit or define the meaning of any provision of this Agreement.

         6.14 Entire Agreement. This Agreement, the other Transaction Agreements and all certificates, schedules and other documents attached to or deliverable under such agreements (collectively, the "Agreements") constitute the entire agreement, including with respect to representations and warranties, between the parties pertaining to the subject matter contained in the Agreements. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in the Agreements. No supplement, modification or amendment of the Agreements will be binding unless in writing and executed by the parties to the Agreements.

         6.15 Dispute Resolution. All Disputes shall be resolved exclusively in accordance with the Dispute Resolution Procedures attached as Exhibit D to the Master Transaction Agreement. Notwithstanding the foregoing, nothing herein will prohibit the parties from pursuing equitable remedies.

         6.16 No Third Beneficiaries. Except as otherwise set forth in Sections 1 and 2 of the Indemnification Agreement and except as specifically provided in Section 6.4 of this Agreement and similar provisions in the other Transaction Agreements, neither this Agreement nor any other Transaction Agreement is intended to, and none of them shall, create any rights in any other Person other than the parties to such agreements. Without limiting the generality of the foregoing, nothing herein or in any other Transaction Agreement is intended to create, nor shall it create, in the Title Company or any title insurer any right of subrogation to any rights of Parent or Buyer arising from any representation or warranty of any Selling Party.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                           MERITAGE CORPORATION,
                           a Maryland corporation

                           By:  /s/  Steven J. Hilton
                               ------------------------------------------
                           Name:    Steven J. Hilton
                           Title:   Co-Chief Executive Officer

                           MTH-HOMES NEVADA, INC.,
                           an Arizona corporation


                           By:  /s/  Steven J. Hilton
                               ------------------------------------------
                           Name:    Steven J. Hilton
                           Title:   Co-Chief Executive Officer

                           PERMA-BILT, a Nevada Corporation


                           By:  /s/ Daniel Schwartz
                               ------------------------------------------
                           Name:    Daniel Schwartz
                           Title:   President and Chief Executive Officer


                           ZENITH NATIONAL INSURANCE CORP.,
                           a Delaware corporation


                           By:  /s/ Stanely R. Zax
                               ------------------------------------------
                           Name:    Stanley R. Zax
                           Title:   President




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